Exhibit 10.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

FIRST AMENDMENT TO

AMENDED AND RESTATED INVENTORY FINANCING AND SECURITY AGREEMENT

I. THE PARTIES TO THIS AGREEMENT

This First Amendment to Amended and Restated Inventory Financing and Security Agreement (“Amendment”) is effective as of August 1, 2023, and is made by and among the following parties:

A.
Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey) (together with its successors and assigns, “Bank”), a Utah state-chartered bank with a local business office currently located at 5851 Legacy Circle, Suite 200, Plano, Texas 75024; and

B.
Ally Financial Inc., a Delaware corporation (together with its successors and assigns, “Ally”) with a local business office currently located at 5851 Legacy Circle, Suite 200, Plano, Texas 75024 (together with Bank, the “Ally Parties” and Bank and Ally each being, an “Ally Party”);

C.
Vroom Automotive, LLC, a Texas limited liability company, formerly known as Left Gate Property Holding, LLC, doing business as Texas Direct Auto and Vroom, with its principal executive office currently located at 12053 Southwest Freeway, Stafford, Texas 77477 (“Dealership”); and

D.
Vroom, Inc., a Delaware corporation, with its principal executive office currently located at 3600 W. Sam Houston Pkwy S, Floor 4, Houston, Texas 77042 (“Vroom”).

II. THE RECITALS

The essential facts relied on by Bank, Ally, Dealership and Vroom as true and complete, and giving rise to this Amendment, are as follows:

A.
The Ally Parties, Dealership and Vroom are parties to an Amended and Restated Inventory Financing and Security Agreement, effective as of November 4, 2022 (as amended, the “IFSA”).

B.
The parties to this Amendment desire to amend the IFSA as outlined in this Amendment.

III. THE AGREEMENT

In consideration of the premises and the mutual promises in this Amendment, which are acknowledged to be sufficient, Bank, Ally, Dealership and Vroom agree to the following:

A.
Capitalized terms used but not defined herein have the meanings given to them in the IFSA.

B.
Section III.A.7(iii) of the IFSA is deleted and replaced with the following: “(iii) that are of the then‑current model year, or eleven previous model years; and”

C.
Section III.A.8 of the IFSA is deleted and replaced with the following:

8.
Advance Floorplan Accommodation. The Ally Parties will allow Dealership to obtain Inventory Financing on Vehicles for which Dealership does not then hold a lien-free title (the “Advance Floorplan Accommodation”), subject to the following:
(a)
The Advance Floorplan Accommodation is available only when:

First Amendment to A&R IFSA 1

Exhibit 10.1

i.
Dealership owns the Vehicle, and it is not in process of being sold;
ii.
the Vehicle is subject to a lien noted on the certificate of title by the financial institution that provided retail credit accommodations for the prior owner, and no other lien is noted on the title or otherwise exists (to the knowledge of Dealership);
iii.
Dealership remits payment to that lienholder to discharge the retail lien upon or before requesting a floorplan advance for the Vehicle from the Ally Parties;
iv.
the floorplan proceeds are remitted directly to Dealership;
v.
the Vehicle’s title is lien-free within [***] calendar days of the original floorplan advance date;
vi.
the aggregate amount advanced and outstanding under this provision from time to time shall not exceed the greater of (1) 12.5% of the then-applicable Monthly Floorplan Allowance, or (2) $40,000,000; and
vii.
Dealership is in full compliance with all terms of this Section III.A.8.

(b)
Whenever the amount outstanding under the Advance Floorplan Accommodation exceeds 12.5% of the Monthly Floorplan Allowance, Dealership will maintain (additional) Credit Balance on a restricted basis under the CBA in an amount equal to at least 50% of the amount of such excess. The amount outstanding under the Advance Floorplan Accommodation that exceeds 12.5% of the Monthly Floorplan Allowance will be referred to as the “AFA Excess,” and 50% of the AFA Excess will be referred to as the “AFA Excess CBA Requirement.”

(c)
The Advance Floorplan Accommodation is provided by the Ally Parties in their sole discretion, and is subject to Dealership’s compliance with the terms of this program; provided, that the Ally Parties shall provide five (5) business days’ notice of their election to rescind such Advance Floorplan Accommodation. Dealership’s compliance is validated at the time of floorplan audits. The Ally Parties reserve the right to rescind Advance Floorplan Accommodation promptly based on evidence of Dealership’s non-compliance.

D.
Section III.G.4 of the IFSA is deleted and replaced with the following:

4.
Dealership and Vroom will comply in all material respects with all of Dealership’s obligations under the Third Amended and Restated Credit Balance Agreement entered into contemporaneously with this Agreement (and any amendments or modifications to such agreement) (as amended, the “CBA”), including, but not limited to, maintaining a Minimum Required Balance (as defined in the CBA) equal to: (a) 15.0% of the daily floorplan principal balance outstanding, plus (b) the AFA Excess CBA Requirement.

E.
Except as provided above, the IFSA and all other agreements between each of the Ally Parties and Dealership and Vroom remain in full force and effect as written. In the event of a conflict between the terms of the IFSA and this Amendment, the terms of this Amendment prevail. The parties hereto ratify all terms of the IFSA as amended by the Amendment.

F.
If any provision of this Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, all other provisions remain valid and enforceable.

G.
This Amendment:

a.
May be modified only by a writing signed by all parties.

b.
May be signed in counterparts, each of which is deemed an original, and all of which taken together constitute one and the same agreement. The signatures of the parties, exchanged via fax or e-mail, shall constitute and be deemed original signatures for all purposes.

First Amendment to A&R IFSA 2

Exhibit 10.1

c.
Binds and inures to the benefit of the parties and their respective successors and assigns.

d.
Constitutes the entire agreement of the parties with respect to its subject matter.

Agreed to as of August 1, 2023.

Ally Bank By: /s/ Greg Walters Name: Greg Walters Title: Authorized Representative Date: 8/7/2023	Vroom Automotive, LLC By: /s/ Robert R. Krakowiak Name: Robert R. Krakowiak Title: Chief Financial Officer Date: 8/7/2023
Ally Financial Inc. By: /s/ Greg Walters Name: Greg Walters Title: Authorized Representative Date: 8/7/2023	Vroom, Inc. By: /s/ Robert R. Krakowiak Name: Robert R. Krakowiak Title: Chief Financial Officer Date: 8/7/2023

First Amendment to A&R IFSA 3